UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2009

Peninsula Gaming, LLC	Peninsula Gaming Corp.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

20-0800583	25-1902805
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

301 Bell Street
Dubuque, Iowa  52001

(Address of executive offices, including zip code)

(563) 690-4975

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01; 2.03.  Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation of a Registrant.

On October 29, 2009, Peninsula Gaming, LLC (“PGL”), Diamond Jo, LLC (“DJL”), The Old Evangeline Downs, L.L.C. (“EVD”), Belle of Orleans, L.L.C. (“Belle”) and Diamond Jo Worth, LLC (“DJW” and, together with PGL, DJL, EVD and Belle, the “Borrowers”), the lenders that are signatories thereto (the “Lenders”) and Wells Fargo Foothill, Inc. (“Wells Fargo”), as the arranger and agent for the Lenders, entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”).

The Amended and Restated Loan Agreement provides, among other things, for (i) an extension of the maturity date from January 15, 2012 to January 15, 2014, (ii) the inclusion of Belle as a Borrower thereunder, (iii) a reduction in the maximum revolver amount from $65.0 million to $58.5 million, (iv) the re-adjustment of minimum EBITDA requirements, and (v) additional flexibility for the Borrowers with respect to certain negative covenants contained in the Amended and Restated Loan Agreement.

As of the date hereof, there were no outstanding borrowings under the Amended and Restated Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 4, 2009

PENINSULA GAMING, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

PENINSULA GAMING CORP.

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer